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                                                                   Exhibit 10.14

                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT ("Sublease") is made and entered into this 21st day of September, 2000 by and between KAISER FOUNDATION HEALTH PLAN OF NORTH CAROLINA, a North Carolina nonprofit corporation ("Sublessor") and MINDLEVER.COM, INC., a North Carolina corporation ("Sublessee").

                                   WITNESSETH:

         THAT WHEREAS, Southport Business Park Limited Partnership ("Landlord") and Sublessor are parties to a certain Standard Office Building Lease dated December 8, 1997, as amended by Amendment to Lease dated May 1, 1998 and Confirmation of Lease Terms dated May 7, 1998 (collectively the "Master Lease"), a copy of which is attached hereto as Exhibit A, for certain space consisting of approximately 50,000 rentable square feet (the "Master Premises") in a building (the "Building") located at 909 Aviation Parkway, Morrisville, North Carolina 27560 as more particularly described in the Master Lease; and

         WHEREAS, Sublessee wishes to sublease approximately 29,508 rentable square feet in the Master Premises (the "Premises") more particularly described on Exhibit B, attached hereto and made a part hereof for all purposes.

         NOW THEREFORE, for one dollar in hand paid, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties agree as follows:

         1. Demise: Sublessor hereby subleases to Sublessee, and Sublessee hereby hires from Sublessor, the Premises.

         2. Term: The term of this Sublease (the "Term") shall commence on the earlier of October 1, 2000, the date on which Sublessor give notice to Sublessee that the work contemplated by subsection 3 (h) below has been substantially completed, or the date that Sublessee first occupies the Premises ("Commencement Date") and shall expire May 27, 2005. "Business day" means any day other than Saturday, Sunday or national holiday. If Sublessor is unable to deliver possession of the Premises to Sublessee on the specific date designated above for the commencement of the Term of this Sublease:

            (a) This Sublease shall not be affected thereby (but, in such case, such specific date shall be deemed to be postponed until the date when the Premises are available for occupancy by Sublessee). Sublessor shall have no liability to Sublessee by reason of any such postponement nor shall the Expiration Date be extended.

            (b) Sublessor shall use reasonable efforts to cause any tenant that has failed to vacate any portion of the Premises prior to October 1, 2000, to vacate the same. Such efforts shall include, but shall not be limited to, reasonable efforts to relocate any such tenant to other space within the Building.


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            (c) If Sublessor is unable to deliver possession of the Premises to
Sublessee on October 1, 2000, Sublessor agrees to provide Sublessee with temporary, space (the "Temporary Space") in the Building as described on Exhibit C, attached hereto and made a part hereof for all purposes. Sublessee's possession and use of the Temporary Space shall be subject to the terms of this Sublease, except as expressly provided in this subsection, and the Master Lease, including without limitation, the prior consent of the Landlord. In addition to the abatement of Fixed Rent contemplated by the first paragraph of Section 4 below, Fixed Rent but not Additional Rent on the Premises shall be abated until Sublessor substantially completes the improvements contemplated subsection 3 (h) of by this Sublease and gives written notice to Sublessee that the Premises are available for occupancy by Sublessee: The Fixed Rent abatement period referred to in the first paragraph of Section 4 shall be delayed until the date that Sublessor delivers written notice to Sublessee that the Premises are available for occupancy by the Sublessee.

         Fixed Rent with respect to the Temporary Space shall be at a rate equal to $0.66 per month per rentable foot of the Temporary Space and such Fixed Rent, together with Additional Rent with respect to the Temporary Space, shall be payable monthly on the first day of each calendar month or portion thereof (prorated on a daily basis with respect to such possession) during which Tenant is in possession of the Temporary Space.

         If Sublessor is unable to deliver possession of the Premises to Sublessee on or before November 30, 2000, Sublessee, at its option, shall have the right, exercisable by giving written notice to Sublessor not later than December 8, 2000, to convert this Sublease with respect to the Temporary Space to a month-to-month Sublease, terminable (i) on 30-days written notice by Sublessee or (ii) at 5:00 p. m. on April 30, 2001.

            (d) If, at any time prior to the termination of this Sublease pursuant to the right granted to Sublessee in subsection 2 (c) above, Sublessor shall give written notice to Sublessee that the Premises are available for occupancy by Sublessee, the right of termination granted in subsection 2 (c) shall terminate and Sublessee shall take possession of the Premises and commence payment of Rent subject to Section 4 below (prorated from the date of such notice). At such time as the improvements contemplated by subsection 3 (h) of this Sublease are substantially completed and the Premises are available for occupancy Sublessor shall give written notice thereof to Sublessee, whereupon all of Sublessee's rights with respect to the Temporary Space shall terminate, provided Sublessee shall have a reasonable period of time to vacate the Temporary Space, not to exceed six (6) business days. Sublessee shall surrender possession of the Temporary Space in the condition required under Section 7 below.

         3. Master Lease: This Sublease is hereby expressly made subject and subordinate to the Master Lease and shall be made upon the same terms, covenants and conditions provided in the Master Lease. Terms used in this Sublease shall have the meanings assigned them in the Master Lease, unless otherwise expressly provided herein or the context so requires. Sublessee acknowledges that its possession and use of the Premises shall at all times be subject to the rights of Landlord set forth in the Master Lease. Sublessor shall have no liability to Sublessee for any acts or omissions of Landlord pursuant to the Master Lease, provided that Sublessor shall, at Sublessee's request and expense, use all reasonable efforts to enforce the Master Lease as provided below in this Section
3. In interpreting the Master Lease as it affects this Sublease

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"Sublessor" shall be substituted for "Landlord," "Sublessee" shall be substituted for "Tenant." Notwithstanding anything to the contrary contained in this Sublease, Sublessor shall not be responsible for, nor does it assume liability with respect to, any obligation, representation or warranty under the Master Lease, provided that Sublessor shall, at Sublessee's request and expense, use all reasonable efforts to enforce the Master Lease to the extent relevant to Sublessee's use and enjoyment of the Premises and Sublessor shall remain responsible for performance of its covenants and obligations under the Master Lease as provided in subsection 3(e) below, including payment of rent. Sublessee may, at its option, directly enforce the Master Lease against Landlord, in Sublessor's name, to the extent permitted by law. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease to enumerate all of the rights and obligations of the various parties under the Master Lease and specifically to allocate those rights and obligations in this Sublease. Accordingly, in order to afford to Sublessee the benefits of this Sublease and of those provisions of the Master Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Sublessor against a default by Sublessee which might cause a default or event of default by Sublessor under the Master Lease:

            (a) For the purposes of this Sublease, Sublessee hereby expressly assumes and agrees to perform, comply with and be bound by, for the benefit of Sublessor and Landlord, all of the responsibilities, obligations, terms, covenants, conditions, provisions and agreements to be performed on the part of Tenant under the Master Lease with respect to the Premises for the entire Term. Sublessee shall not be responsible for any obligations relating to payment of sums due under Sections 9.1 or 9.2 of the Master Lease or for payment of Tenant's Pro Rata Share, as defined in the Master Lease, of (i) Real Property Taxes under Section 11 of the Master Lease or (ii) Operating Costs under Section 12 of the Master Lease, or any penalty or other amount assessed under the Master Lease by reason of the default of Sublessor under the Master Lease, provided Sublessee is not in default under this Sublessee. For example and not by way of limitation, if Sublessee fails to make any payment due hereunder on the due date and any penalty or other amount would be due under the Master Lease as a result of the late payment of a similar amount, for example a rent payment, then Sublessee shall be liable to Sublessor for the amount of such penalty or other amount which is or would be due under the Master Lease. Notwithstanding any other provisions of this Sublease to the contrary, time is of the essence with respect to the payment of Fixed Rent, Additional Rent and other sums due or becoming due under this Sublease to Sublessor from Sublessee.

            (b) Sublessor and Sublessee each covenant and agree not to do, permit or allow any act which would violate or constitute a breach of or a default under the Master Lease. Upon any breach of any of the terms, covenants, or agreements to be performed or observed under this Sublease by Sublessee, Sublessor may exercise any of the rights given to Landlord under the Master Lease, and the exercise thereof shall not be in lieu of, but shall be in addition to any other remedies available to Sublessor or Landlord.

            (c) Notwithstanding any provision of this Sublease or the Master Lease to the contrary, in no event shall Sublessee have the right to, (i) exercise any option to extend or renew the term of the Master-Lease or this Sublease, or (ii) except as provided in Section 25 below, expand the Premises, or (iii) amend the Master Lease, or (iv) otherwise alter the obligations of Sublessor as tenant to Landlord under the Master Lease.

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            (d) Sublessor agrees that it will not modify the Master Lease in any way that materially affects Sublessee, Sublessee's rights or obligations under this Sublease, or Sublessee's use and occupancy of the Premises, without Sublessee's consent. In addition, Sublessor will do nothing to create a default under the Master Lease, provided that there is no default under this Sublease by Sublessee. In addition, Sublessor shall promptly provide Sublessee with copies of all notices received from the Landlord, to the extent that they relate to the Premises, Sublessee's obligations under this Sublease, or Sublessee's use and occupancy of the Premises.

            (e) Except as otherwise expressly provided herein, Sublessor shall perform its covenants and obligations under the Master Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Sublessee on behalf of Sublessor.

            (f) Except as otherwise expressly provided herein, Sublessee shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Master Lease, where the obligation to perform or refrain from performing' is by its nature imposed upon the party in possession of the Premises. If practicable, Sublessee shall perform affirmative covenants which are also covenants of Sublessor under the Master Lease at least five (5) days prior to the date when Sublessor's performance is required under the Master Lease. Sublessor shall have the right to enter the Premises to cure any default by Sublessor under this Section.

            (g) Sublessor hereby grants to Sublessee the right to receive all of the services and benefits with respect to the Premises which are to be provided by Landlord under the Master Lease. Sublessor shall have no duty to perform any obligations of Landlord which are, by their nature, the obligation of an owner or manager of real property. For example, Sublessor shall not be required to provide the services or repairs which the Landlord is required to provide under the Master Lease. Sublessor shall have no responsibility for or be liable to Sublessee for any default, failure or delay on the part of Landlord in the performance or observance by Landlord of any of its obligations under the Master Lease, nor shall such default by Landlord affect this Sublease or waive or defer the performance of any of Sublessee's obligations hereunder except to the extent that such default by Landlord excuses performance by Sublessor, under the Master Lease. Notwithstanding the foregoing, the parties contemplate that Landlord shall, in fact, perform its obligations under the Master Lease and in the event of any default or failure of such performance by Landlord, Sublessor agrees that it will, upon notice from Sublessee, make demand upon Landlord to perform its obligations under the Master Lease and, provided that Sublessee specifically agrees to pay all costs and expenses of Sublessor and provides Sublessor with security reasonably satisfactory to Sublessor to pay such costs and expenses, Sublessor will take appropriate legal action to enforce the Master Lease.

            (h) Sublessor agrees that it shall, at its sole cost and expense, subject to the terms of the Master Lease and subject to the Landlord's approval of detailed plans for the improvements, divide and demise the Premises from Sublessor's remaining adjoining space at the Building and shall construct the improvements described on Schedule 3 (h) attached hereto and made a part hereof for all purposes. Sublessee acknowledges and accepts that such work will continue after the Commencement Date and may cause some noise, dust, debris or other construction-related disruption to its use and occupancy of the Premises.

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            (i) If Sublessor defaults in the observance or performance of any term or covenant required to be performed by it under the Master Lease which is not assumed by Sublessee under this Sublease, Sublessee after not less than (A) in the case of any matter governed by Section 34,1 of the Master Lease, five (5) business days notice and (B) in all other cases, thirty (30) days notice to Sublessor may, but shall not be obligated to, remedy such default. Sublessor agrees to reimburse Sublessee for the reasonable cost of any such remedy on delivery of written invoice(s) for the same. Sublessee shall not have and hereby waives the right to offset or withhold any rent due under this Sublease by reason of the exercise of any right under this subsection. In the case of this subsection, if the term "business day" is determined by a court of competent jurisdiction to have a meaning in connection with Section 34.1 of the Master Lease which differs from the definition herein of such term, then the definition determined by such. court shall control.

         4. Fixed Rent; Additional Rent; Letter of Credit: The rent due under this Sublease ("Fixed Rent") is payable to Sublessor, without demand, offset or deduction of any kind, at the address specified herein for Sublessor; at the annual rate of $464,751.00 payable in equal monthly installments of $38,729.25 on the first day of each calendar month. Fixed Rent, but not Additional Rent, shall be abated for the first four months of the Term, and the first installment of Fixed Rent shall be due on the first day of the fifth month after the Commencement Date. Unless otherwise specified in writing by Sublessor all Fixed Rent and Additional Rent shall be payable by federal wire of good funds to Sublessor's account at: First Union National Bank, Acct# 2000000432948, ABA# 0530-00219. Fixed Rent for less than a full calendar month shall be prorated on the basis of a thirty (30) day month. Sublessee shall further pay as additional rent to Sublessor all additional expenses, charges, interest or fees of every kind and nature that Sublessor has assumed or agreed to pay to Landlord under the Master Lease other than Rent as described in Section 9.1 of the Master Lease. Sublessor shall notify Sublessee of the amount due for such additional charges and Sublessee shall pay such additional charges in the same manner that Sublessor is to pay such additional charges to Landlord under the Master Lease. If Fixed Rent or Additional Rent is not paid when due, Sublessee shall pay, relative to the delinquent payment, an amount equal to the sum which would be payable by Sublessor to Landlord for an equivalent default under the Master Lease. The Fixed Rent shall be increased on the first anniversary of the Commencement Date, and annually thereafter during the Term of this Lease by the Percentage Increase. "Percentage Increase" shall mean three percent (3%) of the Fixed Rent scheduled for the preceding year of the Term.

         Without limiting the foregoing, in addition to Fixed Rent, Sublessee shall pay to Sublessor on the first date of each month commencing on the Commencement Date an amount equal to Sublessee's Pro Rata Share of Operating Costs and Real Property Taxes, as both terms are defined in the Master Lease. "Sublessee's Pro Rata Share" shall mean 48.2 percent, subject to adjustment under Section 2.2 of the Master Lease. The parties acknowledge that such Pro Rata Share refers to a pro rata share of 100 percent of all of the Operating Costs as defined in the Master Lease and not a pro rata share of Sublessor's pro rata share under Section 1.8 of the Master Lease. Provided however, for the purposes of this Sublease, the term "Base Year" shall mean the year 2000. Sublessee shall also pay an amount equal to all sums of money, costs, expenses, interest, or fees of every kind or amount whatsoever, other than Fixed Rent, that Sublessee has assumed and agreed to pay to Sublessor or that may become due and payable under this Sublease, excluding penalties and similar amounts due under the Master Lease from

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Sublessor provided Sublessee is not in default under this Sublease. If Sublessee is in default, then Sublessee shall be liable for all such penalties and similar amounts due under the Master Lease. The amounts payable by Sublessee described in this paragraph are referred to collectively as "Additional Rent."

         Not later than the FF & E Access Date, as defined in Section 28 of this Sublease, Sublessee, at Sublessee's sole cost and expense except as provided in the following paragraph, shall provide to Sublessor a irrevocable, nondeclining, unconditional, evergreen letter of credit in a form and from an institution reasonably satisfactory to Sublessor in an amount equal to six (6) months of Fixed Rent and otherwise on terms satisfactory to Sublessor (the "Letter of Credit"). The Letter of Credit shall provide (i) for partial draws, (ii) for an expiry date not earlier than July 15, 2005, and (iii) that it shall be assignable. There shall be no requirement that Sublessor prove that any Default has occurred but Sublessor shall notify Sublessee that Sublessor is drawing against the Letter of Credit. If Sublessor is required to draw against the Letter of Credit at any time during the term of the Sublease for any reason other than as contemplated by the first sentence of the last paragraph of this
Section 4, Sublessee shall be required to obtain additional letters of credit in equal amounts to replenish the amount drawn by Sublessor. The Letter of Credit. deposited with Sublessor as provided above shall be security for Sublessee's performance of the terms, covenants, conditions, and other provisions of this Sublease. Sublessor shall have the right, without notice to Sublessee, to apply all or any part of the Letter of Credit to cure any Default of Sublessee under this Sublease, notwithstanding the exercise of any other right or remedy of or by Sublessor.

         Sublessor agrees to reimburse Sublessee-for the amount of the fees charged by the issuer of the Letter of Credit not to exceed an amount equal to one and one-half percent of the amount of the Letter of Credit times the number of years in the term of the Letter of Credit. For example, if the Letter of Credit is subject to automatic renewal, conditioned upon payment of a fee, Sublessor's maximum obligation during any 12-month period shall be limited to one and one-half percent of the amount of the Letter of Credit. Reimbursement shall be in the form of credit against Fixed Rent due or to be due under this Sublease commencing immediately following the rent abatement period described in the first paragraph of this Section 4. Thereafter such credit shall be granted periodically as such fees are paid by Sublessee, subject to the limitations set forth in this subparagraph. As a condition to each such credit, Sublessee shall deliver to Sublessor a paid receipt or other evidence of the amount of the fee for the Letter of Credit or its renewal paid by Sublessee.

         Provided no Default shah exist, commencing with the final five (5) months of the Term, an amount equal to one month's Fixed Rent at the initial rate set forth in the first paragraph of this Section 4 ("Initial Fixed Rent") shall be drawn on the Letter of Credit not later than the first day of each such month to pay the Fixed Rent due with respect to each such month of the final five (5) months of the Term. In addition to all other amounts payable by Sublessee to Sublessor hereunder, Sublessee shall continue to be liable for and pay on the due dates thereof the difference between the Initial Fixed Rent and the Fixed Rent due for each of such five (5) final months. The balance of the Letter of Credit after making such application shall continue to be available to be applied as provided in this Sublease. Provided no Default shall exist and Sublessee has performed all of its obligations, Sublessor agrees to return the Letter of Credit

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within thirty (30) days following the termination of this Sublease in accordance with the terms hereof.

         5. Covenants of Sublessee: Sublessee agrees to abide by all of the terms and conditions of the Master Lease (all of which terms and conditions are fully incorporated herein by reference), as though Sublessee were the tenant thereunder. The rights of Sublessee hereunder are expressly subject to the terms and conditions of the Master Lease. Sublessee shall be responsible for, and shall pay all maintenance, repairs and replacements as to the Premises and its equipment, to the extent Sublessor is obligated to perform the same under the Master Lease.

         6. "As Is" Condition of Premises: Upon its entry into the Premises and the commencement of this Sublease, except for the work contemplated by subsection 3 (h) above, Sublessee shall be deemed to have accepted the Premises "AS IS" and with all faults.

         7. Surrender: Upon the expiration of this Sublease, or upon the termination of the Sublease or of the Sublessee's right to possession of the Premises, Sublessee will at once surrender and deliver up the Premises, together with all improvements thereon, to Sublessor in good condition and repair, reasonable wear and tear excepted; conditions existing because of Sublessee's failure to perform maintenance, repairs or replacements as required of Sublessee under this Sublease shall not be deemed "reasonable wear and tear." Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Premises (as distinguished from operations incident to the business of Sublessee). Sublessee shall surrender to Sublessor all keys to the Premises and make known to Sublessor the combination of all combination locks which Sublessee is permitted to leave on the Premises. All Alterations in or upon the Premises made by Sublessee shall become a part of and shall remain upon the Premises upon such termination without compensation, allowance or credit to Sublessee; provided, however, that Sublessee shall also remove any Alterations made by Sublessee, or portion thereof, which Landlord may require Sublessor to remove, pursuant to the terms of the Master Lease. In any such, event, Sublessee shall restore the Premises to their condition prior to the making of such Alteration, repairing any damage occasioned by such removal or restoration. If Sublessor or Landlord requires removal of any Alteration made by Sublessee, or a portion thereof, and Sublessee does not make such removal in accordance with this Section, Sublessor may remove the same (and repair any damage occasioned thereby), and dispose thereof, or at its election, deliver the same to any other place of business of Sublessee or warehouse the same. Sublessee shall pay the costs of such removal, repair, delivery and warehousing on demand. As between Sublessor and Sublessee, Sublessee shall not be required to remove any Alterations performed by Sublessor prior to the Commencement Date or to restore the Premises to their condition prior to the making of such Alterations. If, however, the term of the Sublease expires at or about the date of the expiration of the Master Lease, and if Sublessor is required under or pursuant to the terms of the Master Lease to remove any Alterations performed prior to the Commencement Date, Sublessee shall permitSublessor to enter the Premises for a reasonable period of time prior to the expiration of the Sublease, subject to such conditions as Sublessee may reasonably impose, for the purpose of removing its Alterations and restoring the Premises as required.

         8. Assignment and Subletting: Sublessee shall not assign, or further sublet or subdemise the Premises, or any part thereof, without the prior written approval of Sublessor and


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Landlord. The consent of Sublessor to any such sublease or assignment shall not be unreasonably withheld, provided that Sublessor may condition approval on the receipt prior to consent of (i) written evidence acceptable to Sublessor, in its sole judgment, that Sublessee shall remain fully and primarily and jointly and severally liable for the payment of all rents and other amounts due and to become due under this Sublease and for the performance and observance of all of the terms, covenants, conditions, and other provisions of this Sublease to be performed or observed by Sublessee under this Sublease, and (ii) obtaining copies of Sublessee's assignee's or sublessee's current and past financial statements, use, and other information reasonably requested by Sublessor and the review of such financial statements and information to confirm that in Sublessor's reasonable judgment, the Sublessee's assignee's credit, use, and reputation shall be acceptable to Sublessor. In addition, Sublessee shall deposit with Sublessor prior to the commencement of the review of any request to sublet the Premises or assign any interest in this Lease an amount reasonably sufficient to reimburse Sublessor for the legal and other expenses incurred by Sublessor in connection with such review. Sublessee shall not (i) convey or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Sublessee's interest by operation of law, or (iii) permit the occupancy of the Premises or any part thereof by anyone other than Sublessee.

         9. Insurance: Sublessee shall maintain all policies of insurance for the Premises that Sublessor is responsible to maintain with respect to the Premises, in such amounts and with such companies as to comply with the Master Lease. Sublessor and Landlord shall be named as additional insured in any of such policies. In addition to the foregoing, to the extent the same is not required pursuant to the terms of the Master Lease Sublessee shall also, at Sublessee's expense, secure and keep in force the following "Required Insurance" at all times during the Term commercial general liability insurance (including contractual-liability coverage recognizing this Sublease and permitting cross-claims) covering the Premises and all public areas of and about the Premises and Sublessee's occupancy thereof, with coverage limits not less than the five million dollars ($5,000,000), on an occurrence basis covering the Premises, or higher limits if so required of Sublessee by the Landlord. Sublessee shall furnish to Sublessor a certificate of Sublessee's insurance required hereunder prior to Sublessee's taking possession of the Premises.

            (a) All liability Insurance Policies shall name Landlord, Sublessor, any managing agent designated by Sublessor, and the holder of every Senior Encumbrance as an additional insured, and with respect to casualty insurance, shall name Sublessor or the holder of any Senior Encumbrance designated by Sublessor, as an additional loss payee. Sublessee shall furnish Sublessor, prior to entry into the Premises, but in no event later than the Commencement Date of the Lease, and thereafter from time to time, with original insurance certificates and applicable additional insured and loss payee endorsements, if Sublessor so requires or requests, copies of original policies evidencing such coverage. The minimum limits of the commercial general liability policy of insurance shall in no way limit or diminish Sublessee's liability under other provisions of this Sublease.

            (b) Each Insurance Policy shall provide that:


                (i) such Insurance Policy, as to Sublessor's interest therein, shall not be canceled or invalidated voluntarily or otherwise by any act or neglect of Sublessee, by any change in title or ownership of the Premises or by occupancy or use of the Premises for purposes more hazardous than are permitted by such Insurance Policy;


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                (ii) the insurer shall not cancel or amend such Insurance
Policy, or reduce any coverage, without thirty (30) days' prior written notice to Sublessor;

                (iii) the Insurance Policy is primary coverage, vis-a-vis any insurance coverage that Sublessor or any other additional insureds may have in effect;

                (iv) such Insurance Policy shall not permit (by endorsement or otherwise) cancellation for default in payment of any premiums; and

                (v) the insurer shall waive any right of subrogation, setoff, counterclaim, or deduction. as to any liability of Sublessor or Sublessee.

            (c) All policies of insurance carried by Sublessor and Sublessee shall include a waiver by the insurer of all rights of subrogation against Landlord, Sublessor or Sublessee in connection with any loss or damage thereby insured against. Neither party (nor its Representatives or guests) shall be liable to the other for loss or damage caused by any risk covered by such insurance (or by any Required Insurance, whether or not in effect), to the extent that policies are obtainable with such waiver of subrogation. If the release of either Sublessor or Sublessee in this Section contravenes any law respecting exculpatory agreements, the party purportedly released hereunder shall not be released; but such party's liability shall be secondary to that of the other party's insurer. Each party hereby waives claims against the other for property damage provided such waiver shall not invalidate the waiving party's property insurance; each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation. Sublessee hereby waives claims against Landlord and Sublessor for property damage to the Premises or its contents if and to the extent that Sublessor waives such claims against Landlord under the Master Lease. Sublessee agrees to obtain, for the benefit of Landlord and Sublessor, such waivers of subrogation rights from its insurer as are required of Sublessor under the Master Lease. Sublessor agrees to use reasonable efforts in good faith to obtain from Landlord a waiver of claims for insurable property damage losses and an agreement from Landlord to obtain a waiver of subrogation rights in Landlord's property insurance, if and to the extent that Landlord waives such claims against Sublessor under the Master Lease or is required under the Master Lease to obtain such waiver of subrogation rights.

         10. ALTERATIONS. Sublessee shall not make any alterations in or additions to the Premises ("Alterations") if to do so would constitute a default under the Master Lease. If Sublessee's proposed Alterations would not constitute a default under the Master Lease, Sublessor's consent thereto shall nonetheless be required, but Sublessor's consent to such Alterations shall not be unreasonably withheld, and if Sublessor consents thereto, Sublessor shall use reasonable efforts to obtain the consent of Landlord, if such consent is required under the Master Lease. If Alterations by Sublessee are permitted or consented to as aforesaid, Sublessee shall comply with all of the covenants of Sublessor contained in the Master Lease pertaining to the performance of such Alterations. In addition, Sublessee shall indemnify, defend and hold harmless Sublessor against liability, loss, cost, damage, liens and expense imposed on Sublessor arising out of the performance of Alterations by Sublessee.

         11. Intentionally deleted.

         12. Legal Proceedings, Fees and Costs: Sublessee shall defend any and all Legal Proceedings commenced against Sublessor or Landlord by any Person concerning any matter covered by any indemnity or obligation under this Sublease (regardless of any alleged fault or cause). Sublessee shall deliver to Sublessor copies of documents served in any such Legal Proceeding and, whenever requested by Sublessor, shall advise as to the status of such Legal Proceeding. If Sublessee fails to defend diligently any such Legal Proceeding, or if Sublessor elects to defend by written notice to Sublessee at any time, Sublessor shall have the right (but no obligation) to defend the same at Sublessee's expense, using counsel reasonably acceptable to Sublessee. Sublessee shall not settle any such Legal Proceeding without Sublessor's prior written consent. "Legal Proceeding" means any action, litigation, summary proceeding, arbitration, administrative proceeding, and other legal or equitable proceeding of any kind whatsoever. "Fees and Costs" mean reasonable fees and expenses of attorneys (actually incurred and computed on the basis of the standard billing rates of the attorneys involved in such matter, the number of hours actually worked by such attorneys, and the complexity of the issues involved), accountants, architects, engineers, expert witnesses, contractors, consultants and other persons and costs of transcripts, printing of briefs and records, copying, and other reimbursable expenses charged by any of the foregoing.

            (a) Sublessee's indemnities and obligations under this Sublease shall cover and include all Fees and Costs incurred by Sublessor in connection with any and every matter and amount referred to in this Article, as well as Fees and Costs incurred by Sublessor to enforce Sublessor's rights and remedies under this Sublease. Sublessee shall pay all such Fees and Costs to Sublessor upon demand. These obligations shall survive the end of the Term of this Sublease.

            (b) Sublessee shall notify Sublessor immediately of every Legal Proceeding or claim that may or might be covered by any indemnity under this Article and/or by any Required Insurance. Sublessee shall also give timely notice of such Legal Proceedings and claims to each insurer that has issued an applicable policy.

            (c) In connection with any litigation between Sublessor and Sublessee, the prevailing party shall have the right to recover Fees and Costs from the other party.

         13. Condition Precedent: This Sublease is contingent upon and shall not take effect until such time as Landlord has given its consent, including consent to the use of the Premises for general office uses for a computer software company. Sublessor and Sublessee agree to cooperate with one another in obtaining the consent of Landlord to this Sublease. In the event that such consent has not been obtained within sixty (60) days following the date of this Sublease in form satisfactory to Sublessor and Sublessee, either Sublessor or Sublessee may terminate this Sublease upon written notice to the other. Sublessee shall promptly deliver to Sublessor any information reasonably requested by Landlord (in connection with Landlord's approval of this Sublease) with respect to the nature and operation of Sublessee's business and/or the financial condition of Sublessee. Sublessor and Sublessee hereby agree, for the benefit of Landlord, that this Sublease and Landlord's consent hereto shall not
(a) create privity of contract between Landlord and Sublessee; (b) be deemed to have amended the Master Lease in any regard (unless Landlord shall have expressly agreed in writing to such amendment); or (c) be construed as a waiver of Landlord's right to consent to any assignment of the Master Lease by Sublessor or any further subletting of premises leased pursuant to the Master Lease, or as a waiver of Landlord's right to consent to any assignment by Sublessee of this Sublease or any sub-subletting of the Premises or any part thereof. If Landlord fails to consent to this Sublease within thirty (30) days after the execution and delivery of this Sublease, either party shall have the right to terminate this Sublease by giving written notice thereof to the other at any time thereafter, but before Landlord grants such consent.

         14. Copies of Notice: Each party agrees promptly to deliver a copy of each notice, demand, request, consent or approval from such party to Landlord and promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Landlord. Such copies shall be delivered by overnight commercial courier.

         15. Subject and Subordinate to Master Lease: This Sublease is subject and subordinate to the Master Lease and Sublessor purports hereby to convey, and Sublessee takes hereby, no greater rights or interests hereunder than those granted to or taken by Sublessor as tenant under the Master Lease.

         16. Default: Each item listed under Section 34 of the Master Lease defined as "default," "material default," or "event of default," or any similar term is incorporated herein by reference. For the purposes of this Sublease each such item referred to in the prior sentence shall constitute a default under this Sublease and shall be referred to herein as "Default." In addition, any breach of or default by Sublessee under this Sublease or any other sublease, lease or other contract between Sublessor and Sublessee shall, at the option of Sublessor, constitute a "Default" under this Sublease. It is expressly understood that for any act or omission by Sublessor under the Master Lease which constitutes an event of default that same act or omission on the part of Sublessee hereunder (with corresponding cure or grace periods) shall be a default under this Sublease. Sublessor shall have the same rights and remedies under this Sublease in the event of a Sublessee default as Landlord has under the Master Lease in the event of a default by Sublessor.

         17. Notice: Any notice or payment which shall be made hereunder shall be in writing and (in the case of notice) shall be either (a) hand delivered,
(b) delivered by overnight courier, or (c) delivered by certified mail return receipt requested to the following addresses:

         Sublessee:        909 Aviation Parkway
                           Suite 600, Morrisville, NC 27560

         Sublessor:        Kaiser Permanente
                           Attn: Lease Administrator, FDPS
                           P.O. Box 6095A
                           Rockville, MD 20849-6095
                           Attention: Lease Administrator

         With a copy to:   Kaiser Permanente
                           Attn: Legal Department
                           1 Kaiser Plaza, 19th Floor
                           Oakland, CA 94612

Either party may change its notice address upon ten (10) days prior written notice to the other party. Notice shall be effective (a) upon delivery if hand delivered, (b) the next business day if sent by overnight courier, or (c) three business days after deposit in the U.S. Mail, certified mail, return receipt requested.

         18. Holding Over: Sublessee shall have no right to occupy the Premises or any portion thereof after the expiration of this Sublease or after termination of this Sublease or of Sublessee's right to possession in consequence of a Default hereunder. In the event Sublessee or any party claiming by, through or under Sublessee holds over, Sublessor may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages, including without limitation, damages payable by Sublessor to Landlord by reason of such holdover. If Sublessee shall hold over after the expiration or termination of this Sublease, Sublessee shall pay rent at the greater of the holdover rate provided for under the Master Lease or 150% of the rate otherwise payable hereunder and shall otherwise be subject to all of the terms, covenants, conditions, and other provisions of this Sublease and the Master Lease. The acceptance by Sublessor of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over. In addition, Sublessee agrees that (a) Sublessor will suffer substantial actual, consequential, and incidental damages as a result of any such holdover or other failure to surrender possession of the Premises at the end of the Term and (b)-Sublesee shall be liable to Sublessor for all such damages, including without limitation Fees and Costs. Sublessee agrees that the foregoing remedies are reasonable under the circumstances. Time is of the essence in connection with the surrender of possession of the Premises at the end of the Term.

         19. Hazardous Materials: Sublessee shall not use or allow the use of the Premises in a manner that may cause "Hazardous Materials" (as defined herein) to be released or to become present on, under, or about the Premises or other properties in the vicinity of the Premises, in any manner which is in violation of any "Environmental Laws" (as hereinafter defined). Sublessee shall remove any of its Hazardous Materials from the Premises by whatever lawful means and procedures are necessary to achieve this result.

            (a) Sublessee shall keep, operate, and maintain the Premises in compliance with all "Environmental Laws" (as hereinafter defined) and shall not cause or permit the Premises to be in violation of any Environmental Laws.

            (b) Sublessee and Sublessee Parties shall not install, use, or operate any aboveground or underground storage tanks on the Premises unless specifically approved in advance in writing by Sublessor, which approval may be withheld in Sublessor's sole discretion.

            (c) Sublessee shall give immediate written notice to Sublessor of:

                (i) Any enforcement, remediation, or other regulatory action or order taken or threatened by any Government Entity regarding, or in connection with, the presence, release, or threat of release of any Hazardous Material on, under, about, or from the Premises, or from any tank on the Premises, or otherwise resulting from Sublessee's or Sublessee Parties' use of or activities on the Premises;

                (ii) All demands or claims made or threatened by any third party against Sublessee and/or Sublessee Parties or the Premises relating to any liability, loss, damage, or injury resulting from the presence, release, or threat of release of any Hazardous Materials on, under, about or from the Premises, or otherwise resulting from Sublessee's or Sublessee Parties' use of or activities on the Premises;

                (iii) Any known significant spill, release, or discharge of a Hazardous Material on, under, about or from the Premises, including, without limitation, any such spill, release or discharge required to be reported to any Government Entity under any Environmental Law;

                (iv) All incidents or matters where Sublessee or Sublessee Parties are required to give notice to any Government Entity pursuant to any Environmental Law.

            (d) If any Hazardous Material is released by Sublessee or Sublessee Parties on, under or about the Premises, Sublessee shall promptly take, at its sole expense, all actions necessary to return the Premises (and any properties in the vicinity of the Premises affected thereby) to the condition existing prior to the introduction of such Hazardous Materials. Sublessee shall conduct such actions in compliance with Environmental Laws and the requirements of any Government Entity involved.

            (e) If Sublessor has reason to believe that Sublessee or Sublessee Parties have caused or permitted a release of Hazardous Materials that results in, or threatens to result in, the presence of Hazardous Materials on, under, or about the Premises or properties in the vicinity of the Premises, or that threatens public health or safety or the environment, or that is not in compliance with any applicable Environmental Law or requirement of this Sublease, Sublessor may demand that Sublessee promptly take action with respect thereto. If Sublessee does not respond within thirty (30) days (or, in the case of an emergency, as soon as practicable but not less than three days), then Sublessor shall have the right, but not the obligation, to enter onto the Premises and take all actions reasonably necessary to investigate and fully remediate such release or noncompliance. If such investigation reveals a release caused or permitted by Sublessee or Sublessee Parties, costs associated therewith shall be at Sublessee's sole expense, which sums, together with interest at the Interest Rate, shall be immediately due and payable to Sublessor as Additional Rent upon receipt of an invoice therefor, provided however that Sublessee shall have the legal burden of establishing by a preponderance of the evidence that the release was not caused by Sublessee or Sublessee Parties. "Interest Rate" means a rate per annum equal to the lesser of: (1) 4% above the so-called "prime rate" published in the New York City edition of The Wall Street Journal from time to time (or, if such rate shall cease to be published, any similar rate which is publicly announced from time to time by any bank in New York City having total assets in excess of $1 billion designated by Sublessor in writing); or (2) the maximum rate of interest, if any, which Sublessee may legally contract to pay in North Carolina on the applicable obligation.

            (f) Sublessee shall indemnify, protect, defend (by counsel acceptable to Sublessor and Landlord), and hold harmless Sublessor and Landlord and the directors, officers, employees, lenders, agents, contractors, and each of their respective successors and assigns, (individually and collectively "Environmental Indemnitees") from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses, and expenses arising, at any time during or after the Term of this Sublease, as a direct or indirect result of or in connection with Sublessee's and/or Sublessee Parties' breach of any prohibition or provision of this Article; or the presence of any Hazardous Material on, under, or about the Premises or other properties as a direct or indirect result of Sublessee's and/or Sublessee Parties' use of, activities on, or failure to ,act in connection with, the Premises.

            (g) Neither the written or oral consent of Sublessor to the presence, or introduction by Sublessee or Sublessee Parties, of Hazardous Materials in, on, under or about the Premises nor compliance by Sublessee with all Environmental Laws shall excuse Sublessee from its indemnification obligations hereunder. This indemnity shall survive the expiration or termination of this Sublease.

            (h) "Hazardous Material(s)" means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof that is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including petroleum and petroleum products, asbestos, radon; polychlorinated biphenyls (PCBs), and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof that are now or become in the future listed, defined or regulated in any manner, based directly or indirectly upon such properties or effects, pursuant to any Environmental Law. [However, "Hazardous Materials" shall not include substances that are used in the ordinary course of a business use that is permitted under this Sublease (provided, however, that such substances are used, handled, transported or stored in compliance with applicable Laws).]

            (i) "Environmental Law(s)" means any and all federal, state, and local environmental, health and/or safety-related laws, regulations, standards, court decisions, ordinances, rules, codes, judicial or administrative orders or decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued, or adopted in the future, that are or become applicable to Sublessee, Sublessee Parties, or the Premises.

            (j) Sublessor, the holder of any Senior Encumbrance, or a prospective purchaser of the Premises, the Land or the Building (or prospective holder of a Senior Encumbrance) shall have the right, from time to time, to enter the Premises and conduct environmental investigations upon two (2) days prior notice to Sublessee (provided that such parties use good faith efforts to minimize interference to Sublessee's business).

         20. Encumbering Title. Sublessee shall not do any act which shall in any way encumber the title. of Landlord in and to the Building or the Property, nor shall the interest or estate of Landlord or Sublessor be in any way subject to any claim by way of lien or encumbrance, whether by operation of law by virtue of any express or implied contract by Sublessee, or by reason of any other act or omission of Sublessee. Any claim to, or lien upon, the Premises, the Building or the Property arising from any act or omission of Sublessee shall accrue only against the subleasehold estate of Sublessee and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Building and the Property and the interest of

Sublessor in the premises leased pursuant to the Master Lease. Without limiting the generality of the foregoing, Sublessee shall not permit the Premises, the Building or the Property to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Sublessee or claimed to have been furnished to Sublessee in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of, Sublessee, provided, however, that if so permitted under the Master Lease, Sublessee shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Sublessee shall give to Landlord and Sublessor such security as may be deemed satisfactory to them to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Premises, the Building or the Property by reason of nonpayment thereof, provided further, however, that on final determination of the lien or claim of lien, Sublessee shall immediately pay any judgment rendered with all proper costs and charges, and shall have the lien released and any judgment satisfied. This sublease shall not be recorded. Notwithstanding the foregoing, provided that the Landlord shall have given Sublessee and Sublessor its prior written consent, if requested by Sublessee, Sublessor shall execute and deliver a memorandum of this Sublease for recording, in form and substance reasonably satisfactory to Sublessor, Such memorandum shall not be deemed to modify or change any provisions of this Sublease. Concurrently with the delivery of such memorandum executed by Sublessee and as a condition to the obligation of Sublessor to execute or deliver such memorandum, Sublessee shall execute and deliver a release of such memorandum by Sublessee in recordable form reasonably acceptable to Sublessor. Sublessor shall be authorized to record such release upon the termination of this Sublease.

         21. Sublessor's Reserved Rights. Sublessor reserves the right, on reasonable prior notice, to inspect the Premises, or to exhibit the Premises to persons having a legitimate interest at any time during the Sublease term. Any such entry by Sublessor into the Premises shall be done in such a way as to minimize any interruption with Sublessee's business, subject to the terms of subsection 3(h) above.

         22. Brokerage. Sublessee covenants, represents and warrants that Sublessee has had no dealings with any real estate broker, finder, or sales agent, other than Grubb & Ellis/Thomas Linderman (the "Named Broker"), in connection with the negotiation and execution of this Sublease. Any commission payable to Named Broker shall be evidenced by separate written contract between the Sublessor and the Named Broker. Sublessor shall be solely responsible for the payment of any commission due to the Named Brokers by reason of such separate written contract. Named Broker has by separate contract between the Named Broker and Carter & Associates of the Carolinas, LOC (the "Co-Broker") agreed to pay a sum set forth in such separate contract to the Co-Broker. Named Broker shall be solely responsible for the payment of any commission or other sum due to Co-Broker in connection with this Sublease or the transactions contemplated hereby. Neither Sublessor nor Sublessee have agreed to pay nor shall either be obligated to pay any commission or other sum whatsoever to the Co-Broker. Sublessee shall indemnify and hold Sublessor harmless from and against any commission or fee claimed by any real estate broker, finder, or other person, other than the Named Broker or Co-Broker, with respect to the negotiation or execution of this Sublease if such claim(s) are based in whole or in part on dealings with Sublessee or its representatives (or by, through, or under any person claiming to have had such dealings). Sublessee's indemnity shall cover, also, all Fees and Costs that Sublessor incurs to defend against any such claim. In no case shall any commission be due or payable with respect to (a) any sum unless and until actually received by Sublessor or (b) in any case with respect to Additional Rent.

         23. Force Majeure. Neither party shall be deemed in default with respect to any of the terms, covenants and conditions of this Sublease on such party's part to be performed, if such failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, acts caused directly by the other party or such other party's agents, employees and invitees or any other cause beyond the reasonable control of the first party. This Section shall not be applicable, however, if such party's failure timely to perform creates a default under the Master Lease.

         24. Parking. Sublessee shall have the right to use Sublessee's Pro Rata Share of the unreserved parking spaces assigned to Sublessor pursuant to the terms and conditions of the Master Lease.

         25. Right of First Refusal. Provided that this Sublease continues in full force and effect and no Default has occurred which remains uncured past applicable cure periods, if any, Sublessee shall have a limited one-time option to sublease the space abutting the Premises which shall be or become unoccupied, subject to Landlord's written consent at the time the option is exercised. The option granted by this Section is subject to the Landlord's consent and the following terms and conditions: If Sublessor shall desire to enter into a sublease with a bona fide third party for all or a portion of such space adjacent the Premises, Sublessor must deliver a copy of the proposed sublease to Sublessee and offering such a sublease to Sublessee. Sublessee shall then have a period of five (5) days from the delivery of such sublease to accept the proposed sublease. If within the five-day period Sublessee does not give Sublessor written notice of its acceptance of the proposed sublease (time being of the essence), then Sublessor shall be entitled to execute a sublease of the option space for the same terms as stated in the written notice to Sublessee. The option granted in this Section shall automatically terminate if a Default occurs. If Sublessee shall fail or refuse to exercise the option granted herein with respect to any space, the option granted herein shall terminate with respect to that space and_ each portion thereof. Without limiting the foregoing, Sublessee agrees that if Sublessee fails to exercise the right of first refusal with respect to any portion of the adjacent space covered by a proposed sublease to a third party as provided above, then all rights to sublease any adjacent space, whether the portion described in such proposed sublease or any other space adjacent the Premises, shall terminate and Sublessee shall have no further rights or options under this Section of the Sublease.

         26. Signs. All signs shall-be subject to the terms of Section 16 of the Master Lease and shall be produced by Landlord and its vendor at Sublessee's expense. Sublessee shall provide camera-ready artwork to local governmental authorities, Sublessor and Landlord. Sublessee shall coordinate installation of all signage with Sublessor and Landlord. All signs shall comply with Landlord's rules and guidelines. Sublessor grants to Sublessee the right to Sublessor's rights, if any, to signage on the canopy of the Building. Sublessee acknowledges that (a) the Landlord's consent to any such sign is a condition precedent to the installation of any sign on the canopy of the Building, (b) it may be necessary to seek an amendment to the Master Lease to obtain such consent, (c) it may be necessary for Sublessor to surrender all rights to any sign on any monument at the Building, and (d) Sublessor may seek the right to permit the installation of a sign or signs on other portions of the Building, including its facade at or near other entrances to the Building. Sublessee waives any right to object to any of the actions described in the preceding sentence.

         27. Furniture, Fixtures, and Equipment. Except as otherwise expressly provided in a separate written agreement executed by Sublessor and Sublessee, all of Sublessor's furniture, fixtures, and equipment located in the Premises, will be removed from the Premises prior to delivery of possession to Sublessee. Sublessee agrees that the two Liebert units, computer flooring and the fire suppression system located at the Premises are to become the property of the Landlord on termination of the Master Lease and, during the term of this Sublease may be used by Sublessee provided (a) Sublessee accepts the same AS IS, with all faults, and without warranty or representation of any kind whatsoever by Sublessor or Landlord, and (b) Sublessee shall be solely obligated to maintain the same at its sole cost and expense during the term of this Sublease and to surrender the same upon termination hereof. All furniture, furnishings, and trade fixtures furnished by Sublessee or at Sublessee's expense (including business machines and equipment, screens, cages, partitions, metal railings, free-standing lighting fixtures and equipment, and any other movable property) shall be the property of Sublessee, which Sublessee shall remove prior to the Expiration Date.

         28. Early Access. Provided that (a) any such access does not interfere in any way with any other tenant or subtenant in the Building and (b) Sublessee shall obtain Landlord's prior written consent to such installation, Sublessee shall have access to the common area of the Building to which Sublessor has the right of access under the Master Lease, commencing upon the execution of this Sublease, for the purpose of installing wiring, cabling and related connection necessary to provide T-1 telecommunication capability to the Premises. Provided that (i) no other tenant is in possession of the Premises and (ii) Sublessee has delivered to Sublessor evidence that it has obtained the Required Insurance, Sublessee shall have access to the Premises approximately 10 days prior to the Commencement Date (the "FF & E Access Date") for the purpose of furniture systems and telecommunication equipment installation. Such access shall not be deemed to be taking or accepting possession of the Premises by Sublessee. In any such early access by Sublessee, Sublessee, its contractors, workmen, mechanics, engineers, space planners or such others as may enter the Premises (collectively, "Sublessee's Contractors"), shall work in harmony with and do not in any way disturb or interfere with Sublessor's space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, "Sublessor's Contractors"), it being understood and agreed that if entry of Sublessee or Sublessee's Contractors would cause, has caused or is causing a material disturbance to Sublessor or Sublessor's Contractors, then Sublessor may, with notice, refuse admittance to Sublessee or Sublessee's Contractors causing such disturbance. Sublessee, Sublessee's Contractors and other agents shall provide Sublessor and Landlord sufficient evidence that each is covered under such Worker's Compensation, public liability and Premises damage insurance as Sublessor may reasonably request for its protection. Sublessor and Landlord shall not be liable for any injury, loss or damage to any of Sublessee's installations or decorations made prior to the Commencement Date and not installed by Sublessor. Sublessee shall indemnify and hold harmless Landlord, Sublessor and Sublessor's Contractors from and against any and all costs expenses, claims, liabilities and causes of action arising out of or in connection with work performed in the Premises by or on behalf of Sublessee (but excluding work performed by Sublessor or Sublessor's Contractors). Sublessor is not responsible for the function and maintenance of Sublessee's improvements which are different than Sublessor's standard improvements at the Premises or improvements, equipment, cabinets or fixtures not installed by Sublessor. Such entry by Sublessee and Sublessee's Contractors pursuant to this Section shall be deemed to be under all of the terms, covenants, provisions and conditions of the Sublease except the covenant to pay Rent.

         29. Counterparts. This Sublease may be executed in two or more separate or multiple counterparts and shall be valid even if not all parties shall have executed the same counterpart; each such counterpart shall be deemed the original for any purposes of proof of validity but all taken together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed the foregoing instrument the date first above written.

                           SUBLESSOR:

                           KAISER FOUNDATION HEALTH PLAN OF NORTH
                           CAROLINA, a North Carolina nonprofit corporation

                           By:      /s/ Kevin M. Kelly
                                    --------------------------------------------
                                    Kevin M. Kelly
                                    Director of Real Estate

                           SUBLESSEE:

                           MINDLEVER.COM, INC.
                           a North Carolina corporation

                           By:      /s/ Salim A. L. Bhatia
                                    --------------------------------------------
                                    Salim A. L. Bhatia, President